EXHIBIT 99.1

[CINEMARK LOGO]

News

Release

Contact: Robert Copple

972-665-1000

FOR IMMEDIATE RELEASE…

CINEMARK USA, INC. REPORTS SECOND QUARTER REVENUES, OPERATING INCOME, ADJUSTED EBITDA AND NET INCOME

Plano, TX, August 4, 2003 – Cinemark USA, Inc., one of the leaders in the motion picture exhibition industry, today reported revenues, operating income, Adjusted EBITDA and net income for the second quarter and six month period ended June 30, 2003.

Cinemark USA, Inc.’s revenues for the second quarter ended June 30, 2003 decreased 1.7% to $249.0 million from $253.4 million for the second quarter ended June 30, 2002. The Company’s operating income for the second quarter of 2003 decreased to $35.9 million from $39.2 million for the second quarter of 2002. Earnings before interest, taxes, depreciation, amortization and other non-cash expenditures (Adjusted EBITDA) for the second quarter of 2003 decreased 4.3% to $55.3 million from $57.8 million for the second quarter of 2002. The Company’s Adjusted EBITDA margin was 22.2% for the second quarter of 2003. The Company’s net income for the second quarter of 2003 was $8.4 million compared with net income of $14.1 million for the second quarter of 2002. The decrease in net income was primarily related to the $5.6 million (pre-tax) loss on early retirement of debt in the second quarter of 2003 which is recorded in other expense in the statement of operations.

For the six month period ended June 30, 2003, revenues decreased 5.7% to $453.0 million from $480.2 million for the six month period ended June 30, 2002. The Company’s operating income for the six month period ended June 30, 2003 decreased to $60.7 million from $69.8 million for the six month period ended June 30, 2002. Adjusted EBITDA for the six month period ended June 30, 2003 decreased 10.2% to $96.8 million from $107.8 million for the six month period ended June 30, 2002. The Company’s Adjusted EBITDA margin was 21.4% for the six month period ended June 30, 2003. The Company’s net income for the six month period ended June 30, 2003 was $13.8 million compared with net income of $20.9 million for the six month period ended June 30, 2002. The decrease in net income was primarily related to the $7.3 million (pre-tax) loss on early retirement of debt in the six month period ended June 30, 2003 which is recorded in other expense in the statement of operations.

Lee Roy Mitchell, Cinemark’s Chief Executive Officer, said, “Cinemark was once again able to generate solid net income and Adjusted EBITDA margins allowing us to continue to reduce our long-term debt levels. During the year we have refinanced our senior debt and the majority of our subordinated debt, placing the Company’s capital structure in a strong balanced position for the future.”

Cinemark USA, Inc. continues to be a leader in the development of stadium seating multiplex theatres. As of June 30, 2003, the Company has opened two new theatres with a total of 20 screens and added two screens to an existing theatre during 2003 bringing its aggregate screen count to 3,044 in the United States, Canada, Mexico, Argentina, Brazil, Chile, Ecuador, Peru, Honduras, El Salvador, Nicaragua, Costa Rica, Panama, Colombia and the United Kingdom. As of June 30, 2003, the Company has signed commitments to build seven new theatres with 57 screens and add five screens to an existing theatre all of which are scheduled to open by the end of 2003. The Company also has signed commitments to build ten new theatres with 111 screens and add five screens to an existing theatre all of which are scheduled to open subsequent to 2003.

The Company intends that this press release be governed by the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 (the “PSLR Act”) with respect to statements that may be deemed to be forward-looking statements under the PSLR Act. Such forward-looking statements may include, but are not limited to, the Company and any of its subsidiaries’ long-term theatre strategy. Actual results could differ materially from those indicated by such forward-looking statements due to a number of factors.

The Company, headquartered in Plano, TX, has a website at www.cinemark.com where customers can view showtimes and purchase tickets over the internet.

CINEMARK USA, INC.

FINANCIAL AND OPERATING SUMMARY (unaudited)

For the Second Quarter and Six Month Periods Ended June 30, 2003 and 2002

(In thousands)

	Second Quarter Ended June 30, 2003	Second Quarter Ended June 30, 2002	Six Months Ended June 30, 2003	Six Months Ended June 30, 2002
Statement of Operations data:

Theatre revenues	$248,978	$253,449	$452,979	$480,151

Film rentals and advertising	88,749	89,733	155,998	166,618
Concession supplies	12,797	13,775	22,710	25,757
Facility lease expense	29,639	29,126	58,453	58,275
Other theatre operating expenses	52,935	52,422	101,023	101,659
General and administrative expenses	10,611	11,816	20,201	22,458
Depreciation, amortization and asset impairment loss	18,759	17,069	34,896	34,794
(Gain) loss on sale of assets and other	(375)	274	(991)	813

Total costs and expenses	213,115	214,215	392,290	410,374

Operating income	35,863	39,234	60,689	69,777

Interest expense (1)	14,806	14,701	28,685	30,076
Other expense	6,606	1,349	8,151	1,847

Income before income taxes and accounting change	14,451	23,184	23,853	37,854
Income taxes	6,069	9,125	10,018	13,564

Income before accounting change	8,382	14,059	13,835	24,290
Cumulative effect of an accounting change	—	—	—	(3,390)

Net income	$8,382	$14,059	$13,835	$20,900

Other Financial Data:
Adjusted EBITDA (2)	$55,343	$57,754	$96,767	$107,790
Adjusted EBITDA margin	22.2%	22.8%	21.4%	22.4%
Cash and cash equivalents			50,647	68,496
Theatre properties and equipment, net			784,608	813,969
Total assets			912,868	946,046
Long-term debt, including current portion			663,783	741,990
Shareholder’s equity			49,863	20,195

Other Operating Data:
Attendance	44,879	45,200	83,034	86,315

(1) Includes amortization of debt issue costs and excludes capitalized interest.

(2) Adjusted EBITDA as calculated in the chart below represents net income before cumulative effect of an accounting change, income taxes, interest expense, other expense, depreciation, amortization and asset impairment loss, (gain) loss on sale of assets and other, changes in deferred lease expense and accrued and unpaid compensation expense relating to any stock option plans. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income or operating income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is defined in our senior subordinated notes indentures. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

Reconciliation of Adjusted EBITDA

(unaudited)

(In thousands)

	Second Quarter Ended June 30, 2003	Second Quarter Ended June 30, 2002	Six Months Ended June 30, 2003	Six Months Ended June 30, 2002
Net income	$8,382	$14,059	$13,835	$20,900
Cumulative effect of an accounting change	—	—	—	3,390
Income taxes	6,069	9,125	10,018	13,564
Interest expense	14,806	14,701	28,685	30,076
Other expense	6,606	1,349	8,151	1,847

Operating income	$35,863	$39,234	$60,689	$69,777
Add: depreciation, amortization and asset impairment loss	18,759	17,069	34,896	34,794
Add: (gain) loss on sale of assets and other	(375)	274	(991)	813
Add: amortized compensation—stock options (3)	274	278	549	555
Add: deferred lease expenses (4)	822	899	1,624	1,851

Adjusted EBITDA	$55,343	$57,754	$96,767	$107,790

(3)Non-cash expense included in general and administrative expenses.

(4)Non-cash expense included in facility lease expense.

For more information contact:

Robert Copple, CFO

(972) 665-1000 Fax (972) 665-1003